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                                                                     EXHIBIT 2.5

                            LEASE SERVICES AGREEMENT

         This LEASE SERVICES AGREEMENT is made as of this 27th day of March, 2002 (which is the date this Agreement was signed by Seller or Purchaser, whichever was last to sign), by and between GATES, MCDONALD & COMPANY, an Ohio corporation, ("Seller"), and GARCIA ACQUISITION SUB, INC., a Missouri corporation ("Purchaser"). Capitalized terms not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

                                   WITNESSETH:

         A. WHEREAS, Seller and Purchaser have entered into that certain Asset Purchase Agreement dated March 27, 2002 (the "Asset Purchase Agreement"); and,

         B. WHEREAS, Seller is a party to those certain leases (the "Leases", which are more particularly described on the attached Exhibit "A") for office space in various locations (the "Leased Premises"), which offices are occupied in whole or in part by the UCBSG Business conveyed to Purchaser pursuant to the Asset Purchase Agreement; and,

         C. WHEREAS, Seller and Purchaser wish to allocate the respective rights and obligations of the parties as they pertain to the Leases and the Leased Premises.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. CO-OCCUPANCY; LEASES RETAINED BY SELLER.

         (a) Co-Occupancy Agreement. Seller hereby agrees to grant to Purchaser, its employees, agents, contractors and invitees, an exclusive, irrevocable license to use that part of the Leased Premises that are currently occupied by the UCBSG Business as of the date of the Closing of the Asset Purchase Agreement (to the extent that Seller has a leasehold right in the Leased Premises). The terms and conditions of such license shall be set forth in more detail in a separate "Co-Occupancy Agreement" for each location that shall be executed by the parties within thirty (30) days of the Closing Date or as soon thereafter as possible, in the form attached hereto and incorporated herein by reference as Exhibit "B", with such reasonable changes as the Purchaser or the Landlord may request in order to ensure that the obligations of the Parties with respect to any such license arrangements are clearly defined and consistent with the applicable Lease; provided, however, that notwithstanding anything contained herein to the contrary, Purchaser shall have no obligations to enter into any such Co-Occupancy Agreement with respect to any premises in the event that the consent of the Landlord with respect thereto has not been obtained or such arrangement will otherwise result in a default of the underlying Lease with respect to any such premises.

         (b) License Fee. Purchaser hereby agrees to pay to Seller, a "License Fee", based on Purchaser's proportionate share (as that proportionate share is set forth on the attached Exhibit

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"A") of rent and all other charges and expenses payable by tenant under the applicable Lease, accruing from and after the Closing Date until such time as the applicable Co-Occupancy Agreement is terminated as set forth in subparagraph
(c) below. The terms, conditions and method of such payment shall be set forth in more detail in the Co-Occupancy Agreement applicable to that specific location.

         (c) Term. Each Co-Occupancy Agreement, and the rights and obligations of the parties thereunder, shall only be terminated as follows: (i) pursuant to the terms of the applicable Lease; (ii) pursuant to an agreement in writing between Seller and Landlord, upon consent of the Purchaser; or, (iii) pursuant to an agreement in writing between Purchaser and Seller. Seller further agrees that Purchaser shall be a necessary party to any agreement between Seller and Landlord to terminate, renew or extend any Lease for Leased Premises occupied, in whole or in part, by Purchaser.

         SECTION 2. LEASES ASSIGNED TO PURCHASER.

         Notwithstanding the provisions of Section 1 above, but subject to the last sentence of this Section 2, with respect to those Leases where Purchaser's proportionate share of the Lease is 51-100%, Seller shall use its best efforts to assign and Purchaser hereby agrees to assume, all of the rights and obligations of tenant remaining under any such Leases, commencing as of the Closing Date. The terms and conditions of the assignment and assumption of the applicable Leases shall be set forth in a separate "Assignment and Assumption Agreement" for each location that shall be executed by the parties within thirty
(30) days of the Closing Date or as soon thereafter as possible in the form attached hereto and incorporated herein by reference as Exhibit "C", with such reasonable changes as the Purchaser or the Landlord may request in order to ensure that the obligations of the Parties with respect to any such assignment are clearly defined, consistent with the applicable Lease. In the event that Purchaser's proportionate share of the Lease is 51-100%, but the applicable Lease terms do not permit an assignment of the Lease or the landlord refuses to consent to an assignment of the Lease, the provisions of Section 1 above shall control such that Purchaser shall have a license to use such premises.

         SECTION 3. CO-OCCUPANCY; LEASES ASSIGNED TO PURCHASER.

         (a) Co-Occupancy Agreement. With respect to those Leases that are assigned to Purchaser pursuant to Section 2 above, Purchaser agrees to grant to Seller, its employees, agents, contractors and invitees, an exclusive irrevocable license to use that part of the Leased Premises currently occupied by Seller's operations that have not been purchased by Purchaser pursuant to the Asset Purchase Agreement (to the extent that Purchaser has a leasehold right in the Leased Premises). The terms and conditions of such license shall be set forth in more detail in a separate "Co-Occupancy Agreement" for each location that shall be executed by the parties within thirty (30) days of the Closing Date or as soon thereafter as possible, in the form attached hereto and incorporated herein by reference as Exhibit "B", with such reasonable changes as the Purchaser or the Landlord may request in order to ensure that the obligations of the Parties with respect to any such license arrangements are clearly defined; provided, however, that notwithstanding anything contained herein to the contrary, Purchaser shall have no obligations to enter into any

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such Co-Occupancy Agreement with respect to any premises in the event that the consent of the Landlord with respect thereto has not been obtained or such arrangement will otherwise result in a default of the underlying Lease with respect to any such premises.

         (b) License Fee. Seller hereby agrees to pay to Purchaser, a "License Fee", based on Seller's proportionate share (as that proportionate share is set forth on the attached Exhibit "A") of rent and all other charges and expenses payable by tenant under the applicable Lease accruing from and after the Closing Date, until such time as the applicable Co-Occupancy Agreement is terminated as set forth in subparagraph (c) below. The terms, conditions and method of such payment shall be set forth in more detail in the Co-Occupancy Agreement applicable to that location.

         (c) Term. The Co-Occupancy Agreement, and the rights and obligations of the parties thereunder, shall only be terminated as follows: (i) pursuant to the terms of the Lease; (ii) pursuant to an agreement in writing between Purchaser and Landlord; or, (iii) pursuant to an agreement in writing between Purchaser and Seller. Purchaser further agrees that Seller shall be a necessary party to any agreement between Purchaser and Landlord to terminate, renew or extend any Lease for Leased Premises occupied, in whole or in part, by Seller.

         SECTION 4. MISCELLANEOUS.

         (a) Notices. Any notice required or permitted hereunder shall be made pursuant to the notice provisions set forth in the Co-Occupancy Agreement attached hereto as Exhibit "B".

         (b) Effective Date. The Effective Date of this Agreement shall be the "Closing Date", as that term is defined in the Asset Purchase Agreement.

         (c) Binding Effect. All provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and to their respective legal representatives, successors and permitted assigns. The provisions of this Agreement shall be severable, and shall be construed pursuant to the laws of the State of Ohio. Time is of the essence.

         (d) Entire Agreement. This Agreement, and any exhibits and/or addendum attached hereto, sets forth the entire agreement between the parties with respect to the subject matter referenced herein. Any prior conversation or writing are merged herein and extinguished. No subsequent amendment to this Agreement shall be binding unless reduced to writing and signed by both parties hereto, except as otherwise provided herein. This Agreement shall have no binding effect on either party unless and until executed by both parties.

                      (signature page follows immediately)


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, being first duly authorized, on the date first above written.

                                  SELLER:
                                  GATES, MCDONALD & COMPANY


                                  By: /s/ Danny Fullerton
                                     -------------------------------------------

Date: March 27, 2002              Print:  Danny Fullerton
     --------------------------         ----------------------------------------

                                  Its:    President and COO
                                      ------------------------------------------


                                  PURCHASER:
                                  GARCIA ACQUISITION SUB, INC.


                                  By: /s/ William W. Canfield
                                     -------------------------------------------

Date: March 27, 2002              Print:  William W. Canfield
     --------------------------         ----------------------------------------

                                  Its:    President and Chief Executive Officer
                                      ------------------------------------------

The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.